SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON DC  20549

                                  FORM 8-K/A

                                AMENDMENT NO. 1


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                      Date of Report: December 12, 2001
                      ---------------------------------
                      (Date of earliest event reported)




                     Bion Environmental Technologies, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter




        Colorado                  0-19333                 84-1176672
------------------------    ---------------------    -------------------
(State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                     Identification No.)




             18 East 50th Street 10th Floor New York, NY 10022
           -----------------------------------------------------
           (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (212) 758-6622


















ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS. The audited financial statements of Centerpoint Corporation for the fiscal years ended December 31, 2000 and 1999 and the unaudited financial statements of Centerpoint Corporation for the three and nine months ended September 30, 2001 are filed herewith as a part of this report.

     (b) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma consolidated balance sheet of the Registrant as of December 31, 2001 is filed herewith as a part of this report. No pro forma income statement is provided because it would not be meaningful.

     (c) EXHIBITS. Listed below are the exhibits filed as a part of this report.

      Exhibit
      Number       Description
      -------      -----------

      10.1         Subscription Agreement with Centerpoint Corporation
                   (previously filed)

      10.2         OAM Stock Purchase Agreement (previously filed)

      10.3         Agreement with The Scotts Company (previously filed)

      99.1         Capital Structure as of January 24, 2002
                   (previously filed)

      99.2         Press release dated January 15, 2002 (previously filed)

      99.3         Press release dated January 29, 2002 (previously filed)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors
Centerpoint Corporation:

We have audited the accompanying consolidated balance sheets of Centerpoint Corporation (a Delaware corporation, known as Moto Guzzi Corporation through September 19, 2000) (See Note 1) as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, expressed in Italian Lire. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Centerpoint Corporation and subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the Unites States.

In our auditors' report dated April 18, 2000, our opinion on the 1999 consolidated financial statements included an explanatory fourth paragraph to call attention on the recurring losses from operations and negative cash flows suffered by the Company. In addition, the Company had to meet certain debt repayment obligations for which financing had yet to be arranged. All of these matters raised substantial doubt about its ability to continue as a going concern. The consolidated financial statements did not include any adjustment that might result from the outcome of this uncertainty.

As explained in Note 1, on September 7, 2000, the Company closed the sale of all its operating subsidiaries. Total proceeds from the sale were Lire 79,500 million (approximately US$ 35.6 million). As a result of this transaction, in our present opinion on the 1999 consolidated financial statements, as presented herein, this explanatory fourth paragraph has been removed.


/s/ Arthur Andersen SpA

Arthur Andersen SpA
Milan, Italy,
March 20, 2002






                                     F-1


CENTERPOINT CORPORATION
(Moto Guzzi Corporation through September 19, 2000)
CONSOLIDATED BALANCE SHEETS
December 31, 2000

                                      Dec. 31        Dec. 31      Dec. 31
                                        2000          2000         1999
ASSETS                                US$'000        Lit. m        Lit. m
                                      ---------   ------------  ------------
Cash and cash equivalents             $   1,170   Lit.   2,411  Lit.       3
Short-term marketable securities
 held to maturity, at cost               13,754         28,351             -
Receivables                                   -              -           196
  Receivables from related parties            -              -           196
  Escrow receivable                           -              -             -
Prepaid expenses                             75            154           128
                                      ---------   ------------  ------------
TOTAL CURRENT ASSETS                     14,999         30,916           327
                                      ---------   ------------  ------------
Net non-current assets of discontinued
 operations                                   -              -         5,527
                                      ---------   ------------  ------------
TOTAL ASSETS                          $  14,999   Lit.  30,916  Lit.   5,854
                                      =========   ============  ============
LIABILITIES

Accounts payable                             44             91           898
Amounts due to related and affiliated
 parties                                    190            390            80
Accrued expenses and other payables         175            361           252
Net current liabilities of
 discontinued operations                      -              -        17,459
                                      ---------   ------------  ------------
TOTAL CURRENT LIABILITIES                   409            842        18,689
                                      ---------   ------------  ------------
Advances for redeemable preferred
 stock subscription                           -              -         2,405

SHAREHOLDERS' EQUITY/(DEFICIT)           14,590         30,074       (15,240)
 Common stock, par value $0.01 per
  share:
   Authorised 20,250,000 shares;
    5,999,089 (1999 - 5,589,089)
    shares outstanding                       52            108          100
   Additional paid-in capital            19,653         40,510       39,834
   Accumulated other comprehensive
    income                                  117            242          133
   Accumulated deficit                   (5,232)       (10,786)     (55,307)
                                      ---------   ------------  ------------
LIABILITIES & SHAREHOLDERS'
 EQUITY/(DEFICIT)                     $  14,999   Lit.  30,916  Lit.   5,854
                                      =========   ============  ============

See Notes to Consolidated Financial Statements



                                     F-2




CENTERPOINT CORPORATION
(Moto Guzzi Corporation through September 19, 2000)
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2000, 1999 and 1998

                                                Dec. 31        Dec. 31          Dec. 31           Dec. 31
                                                  2000          2000             1999              1998
                                                US $'000       Lire m.          Lire m.           Lire m.
                                               ----------   --------------   --------------   --------------
Interest income                                $      241   Lit.       497   Lit.         -   Lit.         -
Selling, general and administrative expenses         (119)            (245)               -                -
Finance expense: shares issued to TRG              (1,624)          (3,347)               -                -
Other income, net                                       5               11                -                -
                                               ----------   --------------   --------------   --------------
Loss from continuing operations                    (1,497)          (3,084)               -                -
Discontinued operations:
 Loss from disposed motorcycle operations
  (after tax of Lit. 514 (US$249), Lit. 88
  and Lit. 519)                                    (4,038)          (8,324)         (22,976)         (20,299)
Gain on disposal of motorcycle operations          27,661           57,018                -                -
                                               ----------   --------------   --------------   --------------
Net profit/(loss)                                  22,126           45,610          (22,976)         (20,299)
Preferred stock dividends                            (528)          (1,089)               -                -
                                               ----------   --------------   --------------   --------------
Profit/(loss) attributable to common
 shareholders                                  $   21,598   Lit.    44,521   Lit.   (22,976)  Lit.   (20,299)
                                               ==========   ==============   ==============   ==============

BASIC EARNINGS/(LOSS) PER SHARE:                  US $            Lire              Lire             Lire
                                               ----------   --------------   --------------   --------------
Continuing operations                          $    (0.35)  Lit.      (720)  Lit.         -   Lit.         -
Discontinued operations                        $     4.08   Lit.     8,401   Lit.    (4,440)  Lit.    (6,101)

DILUTED EARNINGS/(LOSS) PER SHARE:
  Continuing operations                        $    (0.35)  Lit.      (720)  Lit.         -   Lit.         -
  Discontinued operations                      $     4.08   Lit.     8,401   Lit.    (4,440)  Lit.    (6,101)

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING DURING THE PERIOD
   Basic                                        5,796,106        5,796,106        5,174,481        3,327,139
                                                =========        =========        =========        =========
   Diluted                                      5,796,106        5,796,106        5,226,852        3,327,139
                                                ---------        =========        =========        =========

See Notes to Consolidated Financial Statements

















                                     F-3



CENTERPOINT CORPORATION
(Moto Guzzi Corporation through September 19, 2000)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS'
   EQUITY/(DEFICIT) AND COMPREHENSIVE INCOME/(LOSS)
December 31, 2000

                                                                                               Accumu-
                                                                                               lated
                                                                                     Addi-     Other                        Compre-
                                                Class A            Class B          tional     Compre-   Accumu-   Share-   hensive
                           Common Stock     Preferred Stock     Preferred Stock     Paid-In    hensive    lated    holders' Income/
                        Shares     Amount   Shares   Amount    Shares     Amount    Capital    Income    Deficit   Equity   (Loss)
                       ---------   ------   ------   ------   --------    ------   ---------   -------   -------   -------  -------
At January 1,
1998            Lit.m  3,327,139       59        -        -          -         -      11,011       225   (12,032)     (737)

Net loss                       -        -        -        -          -         -           -         -   (20,299)  (20,299) (20,299)
Translation adjustment         -        -        -        -          -         -           -       (68)        -       (68)     (68)
                       ---------   ------   ------   ------   --------    ------   ---------   -------   -------   -------  -------
At January 1,
1999            Lit.m  3,327,139       59        -        -          -         -      11,011       157   (32,331)  (21,104) (20,367)

Net loss                       -        -        -        -          -         -           -         -   (22,976)  (22,976) (22,976)
Translation adjustment         -        -        -        -          -         -           -       (24)        -       (24)     (24)
Recapitalization -
 parent company debt
 exchange                871,950       16        -        -          -         -      13,346         -         -    13,346        -
Issuance of shares in
 merger                1,296,000       23       94        -          -         -      14,563         -         -    14,563
Conversion of preferred
 stock                    94,000        2      (94)       -          -         -          (2)        -         -         -
Shares issuable for
 renewal of parent
 credit lines                  -        -        -        -          -         -       1,222         -         -     1,222
Less: relating to
 future finance expenses       -        -        -        -          -         -        (306)        -         -      (306)
                       ---------   ------   ------   ------   --------    ------   ---------   -------   -------   -------  -------
At January 1,
2000            Lit.m  5,589,089      100        -        -          -         -      39,834       133   (55,307)  (15,240) (23,000)

Net profit                     -        -        -        -          -         -           -         -    44,521    44,521   44,521
Translation adjustment         -        -        -        -          -         -           -       109         -       109      109
Issuance of Series B
 Preferred Stock               -        -        -        -    123,500         2      23,980         -         -     23,982       -
Reclassification for
 redemption of preferred
 stock                         -        -        -        -          -         -     (23,982)        -         -    (23,982)      -
Accretion expense for
 preferred stock redemp-
 tion and related
 exchange movements            -        -        -        -          -         -           -    (3,062)        -     (3,062) (3,062)
Redemption of Series
 B Preferred Stock             -        -        -        -   (123,500)       (2)     (3,060)    3,062         -          -       -
Issuance of shares for
 MGI purchase             10,000        -        -        -          -         -          91         -         -          91      -
Issuance of shares for
 OAM warrant exercise    100,000        2        -        -          -         -           -         -         -           2      -
Issuance of shares
 to TRG                  300,000        6        -        -          -         -       3,341         -         -       3,347      -
Amortization of
 non-cash finance
 charges                       -        -        -        -          -         -         306         -         -         306      -
                       ---------   ------   ------   ------   --------    ------   ---------   -------   -------   -------  -------
At December 31,
2000            Lit.m  5,999,089      108        -        -          -         -      40,510       242   (10,786)   30,074   41,568
                       =========   ======   ======   ======   ========    ======   =========   =======   =======   =======  =======

At December 31,
2000            $'000                  52                 -                    -      19,653       117    (5,232)   14,590   20,166
                                   ======            ======               ======   =========   =======   =======   =======  =======

See Notes to Consolidated Financial Statement

                                     F-4


CENTERPOINT CORPORATION
(Moto Guzzi Corporation through September 19, 2000)
CONSOLIDATED STATEMENTS OF CASH FLOW
December 31, 2000, 1999 and 1998

                                                Dec. 31        Dec. 31          Dec. 31           Dec. 31
                                                  2000          2000             1999              1998
                                                US $'000       Lire m.          Lire m.           Lire m.
                                               ----------   --------------   --------------   --------------
Net loss from continuing operations            $   (1,497)  Lit.    (3,084)  Lit.         -   Lit.         -
Preferred stock dividends                            (528)          (1,089)               -                -
Adjustments to reconcile net loss to net
 cash used by operating activities:
   Non cash finance expense:
    Shares issued to TRG                            1,624            3,347                -                -
    Other operating activities                          3                6                6               (1)
Changes in operating assets and liabilities:
   Related party receivables                          104              214             (215)               -
   Prepaid expenses                                    (8)             (17)             (95)             (26)
   Accounts payable and accrued expenses           (1,448)          (2,984)            (451)              82
   Related party payables                             170              351           (1,348)             920
                                               ----------   --------------   --------------   --------------
Net cash (used in)/provided by operating
 activities                                        (1,579)          (3,256)          (2,103)             975
                                               ----------   --------------   --------------   --------------
Investing activities
 Purchase of marketable securities                (13,584)         (27,998)               -                -
                                               ----------   --------------   --------------   --------------

Net cash used in investing activities             (13,584)         (27,998)               -                -
                                               ----------   --------------   --------------   --------------
Financing activities
 Proceeds from merger with NAAC                         -                -           16,006                -
 Advance for subscription to preferred stock            -                -            2,274                -
 Proceeds from issuance of preferred stock          8,893           18,329                -                -
 Redemption of preferred stock                    (13,122)         (27,044)               -                -
                                               ----------   --------------   --------------   --------------
Net cash (used in)/provided by
 financing activities                              (4,229)          (8,715)          18,280                -
                                               ----------   --------------   --------------   --------------
(Decrease)/increase in cash from
 continuing activities                            (19,393)         (39,969)          16,177              975

Net cash (used in)/provided by
 discontinued motorcycle operations                20,561           42,377          (16,174)            (975)

Cash, beginning of year                                 2                3                -                -
                                               ----------   --------------   --------------   --------------
Cash, end of year                              $    1,170   Lit.     2,411   Lit.         3    Lit.        -
                                               ==========   ==============   ==============   ==============

Net cash (used in)/provided by
 discontinued motorcycle operations
   Net cash proceeds from sale                     29,254           60,293                -                -
   Financing of disposed operations                (7,735)         (15,941)         (13,863)               -
   Other expenditures allocated to
    discontinued operations                          (958)          (1,975)          (2,311)            (975)
                                               ----------   --------------   --------------   --------------
                                                   20,561           42,377          (16,174)            (975)
                                               ----------   --------------   --------------   --------------

See Notes to Financial Statements


                                     F-5


Supplemental information on non-cash activities

Advances to the Company, made in 1999, in an aggregate amount of US$1.25 million (Lit. 2,479 million at the then prevailing exchange rate) by Wheatley Partners, LP and Wheatley Foreign Partners, LP (each of which is an affiliate of Barry Fingerhut, a Director of the Company through January 2002) and William Spier, a director of the Company through January 2002 and a US$ 1.6 million (Lit. 3,174 million) loan due to OAM, respectively, were applied to
subscribe to the Series B preferred stock on February 25, 2000   See Notes 1
and 4.

The Company issued 10,000 shares with a fair value of Lit. 91 million in connection with its purchase of the 75% of MGI Motorcycle GmbH that the Company did not already own. MGI Motorcycle GmbH was disposed as part of the sale of motorcycle operations.

In 2000, the Company issued 100,000 shares to OAM S.p.A. upon exercise of a warrant held by OAM issued in 1999. The exercise price of US$1,000 was settled by reduction of balances due by the Company to OAM. The fair value of this warrant at the date of issuance of Lit. 1,222 million was amortized from April 1, 1999 through March 31, 2000 as finance expense.

The Company issued 300,000 shares to TRG in connection with successful efforts by TRG Inc to assist in raising bridge financing through the issuance of Series B Preferred Stock of the Company in February 2000. See Notes 1 and 4. The fair value of the 300,000 shares at the date of issuance of the Series B Preferred Stock, which was redeemed in 2000, was Lit. 3,347 million and this amount has been expensed in 2000.






























                                     F-6


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


1.  BACKGROUND AND ORGANIZATION

BACKGROUND OF THE COMPANY; MERGER WITH GUZZI CORP. IN 1999

Centerpoint Corporation ("the Company") (Moto Guzzi Corporation through September 19, 2000) was originally incorporated in Delaware on August 9, 1995 under the name of North Atlantic Acquisition Corporation ("NAAC") to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with an operating business. On August 27, 1997 the Company consummated an initial public offering consisting of 800,000 Units and 150,000 shares of Class B Common Stock, with each Unit consisting of one share of Class A Common Stock and one warrant to purchase shares of Class A Common Stock, which resulted in net proceeds to the Company of approximately US$8,000,000.

Moto Guzzi S.p.A., the Italian manufacturer of Moto Guzzi motorcycles, had been a subsidiary of Trident Rowan Group, Inc. ("TRG") since 1972. Effective January 1, 1996, TRG acquired 100% of the outstanding capital of Moto Guzzi North America Inc., the exclusive importer of Moto Guzzi motorcycles in the United States. On October 9, 1996, TRG formed Moto Guzzi Corp. ("Guzzi Corp.") as a holding company for its interests in the Moto Guzzi motorcycle operations and transferred its 100% interests in Moto Guzzi S.p.A. and Moto Guzzi North America Inc. to Guzzi Corp.

On August 18, 1998, NAAC and TRG, entered into a definitive agreement and plan of merger and reorganization, as amended (the "Merger Agreement"), pursuant to which Guzzi Corp. merged with and into NAAC, with NAAC, which later changed its name to Moto Guzzi Corporation and later became Centerpoint Corporation, as the surviving corporation (the "Merger"). Prior to the Merger, TRG and its majority-owned subsidiary, OAM S.p.A ("OAM"), together owned all the outstanding common stock of Guzzi Corp.

The Merger was approved on March 4, 1999 and consummated on March 5, 1999. As part of the Merger Agreement, the Company's Class B shareholders also eliminated authorization of NAAC's Class B Common Stock and approved conversion of each share of Class B Common Stock into 2 shares of Class A Common Stock and 2 Class A Warrants.

Upon the merger, shareholders of Guzzi Corp. received an aggregate of 4,199,089 shares or approximately 76.4% of the post-Merger shares of the Company (excluding any shares of the Company's formerly designated Class A Common Stock issuable upon exercise of any options or warrants) and Guzzi Corp., was, therefore, the accounting acquirer. The cost of the acquisition of NAAC was based on the fair value of the Company's assets and liabilities as of the date of the Merger of Lit. 14,586 million (approximately US$8,153,000 at the then prevailing exchange rate), represented by Lit. 16,006 million in cash (US$8,947,000) less Lit. 1,420 million (US$794,000) of payables and





                                     F-7



CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


1.  BACKGROUND AND ORGANIZATION - Continued


accrued expenses, principally in respect of merger expenses. Additionally, an aggregate of 30,000 shares of Class A Common Stock with a fair value of Lit. 591 million (US$330,000) were issued to Graubard, Mollen & Miller, counsel to the Company, contingent upon consummation of the Merger in payment of fees relating to the Merger and 350,000 Class A Warrants with an exercise price of US$10.00 were issued to the Company's investment bankers.

Pursuant to the merger, NAAC changed its name to Moto Guzzi Corporation and changed its common stock ticker symbol to "GUZI".

DISPOSAL OF OPERATING SUBSIDIARIES, DISPUTE OVER FINANCIAL ADVISORS FEES

In December 1999, the Company's parent, TRG, engaged IMI, a leading Italian investment bank, to pursue strategic alternatives to enhance the Company's shareholder value.

Pursuant to an April 14, 2000 Preliminary Sale and Purchase Agreement, on August 11, 2000, at a special meeting of stockholders, the Company's stockholders approved the sale of the operating subsidiaries and the change of the corporate name from Moto Guzzi Corporation to Centerpoint Corporation, with stockholders holding in excess of two-thirds of all outstanding shares of Class A Common Stock voting for the sale and the name change. On September 7, 2000, the Company closed the sale of all its operating subsidiaries (see below). To finance operations through the date of sale, the Company raised bridge financing in February 2000 by way of issuance of Series B 7.0% Preferred Stock, redeemable December 2001. This stock was subscribed for cash by TRG for US$3,500,000 and by Fineco, a third party Italian institutional investor group for US$6,000,000. Advances to the Company of US$1,600,000 by OAM and US$1,250,000 by Messrs. Fingerhut and Spier, directors of the Company until January 2002, were also applied to subscribe to the Series B Preferred Stock. The Company agreed with holders of the Series B Preferred Stock to redeem such stock on September 30, 2000, following the closing of the sale. See Note 4, below for further details of the issuance and redemption of the Series B Preferred Stock.

Total proceeds from the sale of the motorcycle operations to Aprilia were Lit. 79,500 million. In accordance with the Share Purchase Agreement, Aprilia also reimbursed the Company Lit. 2,074 million, the amount owed to the Company by the operating subsidiaries pursuant to intercompany loans. Lit. 9,375 million of the total proceeds was placed in escrow to cover any claims Aprilia might have in the future in respect of the representations and warranties given by the Company in the Share Purchase Agreement. Full allowance was made for escrow receivables from Aprilia in accounting for the sale of the Company's Moto Guzzi subsidiaries, thus charging such amounts against the gain on sale



                                     F-8


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


1.  BACKGROUND AND ORGANIZATION - Continued


included in the income statement. Funds from the escrow account were to be released to the Company in two tranches, subject to any claims Aprilia may have in respect of the Company's representations and warranties: up to Lit. 7,000 million was to be released on September 8, 2001; and up to Lit. 2,375 million is to be released on September 8, 2007. Aprilia undertook to evaluate, on a best efforts basis, an earlier resolution of the escrow accounts, though this has not occurred. See also "Subsequent Events: Aprilia Claims under the Share Purchase Agreement; Payment by IMI; Request for Arbitration" in respect of claims made by Aprilia in 2001 and the status of arbitration procedures concerning such claims.

SIREF S.p.A. and San Paolo Finanziaria S.p.A. (both affiliates of IMI) acted as fiduciary agents for the closing. In accordance with invoices submitted to them, they paid IMI Lit. 11,401 million, in respect of fees and expenses claimed to be due to IMI, paid Lit. 505 million to Carnelutti, the Company's Italian counsel, and then paid the remaining proceeds of Lit. 60,293 million to the Company. The Company has since early July 2000 disputed IMI's interpretation of the calculation of the fee due to them under their engagement letter, following indication by IMI of their basis of calculation.

The Lit. 60,293 million received by the Company was applied first to pay amounts due for transaction expenses and other payables and obligations estimated in the aggregate to be approximately Lit. 2,700 million and to redeem, prior to September 30, 2000, all outstanding shares of Series B Preferred Stock for a price equal to US$100 per share plus any accrued and unpaid dividends thereon, for a total of approximately US$ 12.6 million (approximately Lit. 28,300 million at the then prevailing exchange rate). Cash was invested in short-term fixed interest securities pending evaluation of the alternatives available with respect to such funds.

AGREEMENT WITH TRG AND OAM TO HOLD SHAREHOLDER MEETING TO VOTE ON A PROPOSAL TO LIQUIDATE

In connection with the execution and delivery of the Share Purchase Agreement described above, the Company agreed with OAM and TRG by letter dated April 14, 2000 (as amended), that it would, as promptly as practicable after the closing of the sale of the operating subsidiaries, but in no event later than 90 days following the closing, hold a meeting of stockholders to consider and vote upon a proposal to liquidate all the Company's assets and dissolve the Company. The deadline for such shareholders' meeting was subsequently extended by 60 days, to February 7, 2000 and then until July 15, 2001. In connection with the Bion transaction, (see Note 12 - Subsequent Events), OAM and TRG waived their rights to cause a shareholders' meeting to vote on a proposal to liquidate.





                                     F-9


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


1.  BACKGROUND AND ORGANIZATION - Continued


REPORTING CURRENCY

The primary financial statements through the disposal of the Company's operations were shown in Italian Lire because all of the Company's material operating entities were based in and operated entirely in Italy. Following the disposal of its operations, the Company invested the major part of the net proceeds of disposal in Lire denominated short-term investments pending evaluation of its alternatives and, accordingly, the primary financial statements at December 31, 2000 continue to be shown in Italian lire.

The functional currency of the Company will change to U.S. Dollars following the Bion transaction described in Note 12.

Translation of lire amounts into U.S. Dollar amounts is included solely for the convenience of the readers of the financial statements and has been calculated at the rate of Lit. 2,061 to US$1.00, the approximate exchange rate at December 31, 2000. It should not be construed that the assets and liabilities, expressed in U.S. dollar equivalents, can actually be realized in or extinguished in U.S. dollars at that or any other rate. All currency amounts in these financial statements are in Lire unless specifically designated in other currencies.

2.  SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements of the Company have been translated from US$ to Italian lire using the year-end exchange rate for balance sheet items and the average exchange rate for the year for statement of operation items. The translation differences resulting from the change in exchange rates from year to year have been reported separately as a component of shareholders' equity.




                                     F-10



CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


2.  SIGNIFICANT ACCOUNTING POLICIES - Continued


FOREIGN CURRENCY TRANSACTIONS

Transactions, receivables and payables denominated in currencies other than the functional currency are recorded at the exchange rate in effect on the transaction date. Such receivables and payables are adjusted to current exchange rates as of the date paid or the balance sheet date, whichever is earlier. Gains and losses are included in "other income, net" in the statements of operations.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

MARKETABLE SECURITIES

Marketable securities consist of variable rate fixed income investments, which can be readily sold using established markets. Marketable securities as of December 31, 2000 are held-to-maturity and are represented by Banca del Lavoro O/S FRN 2003 securities, which are carried at cost plus accrued interest.

INCOME TAXES

Income taxes are provided in accordance with local laws. Deferred income taxes have been provided using the liability method in accordance with FASB Statement No. 109, "Accounting for Income Taxes."

ACCUMULATED OTHER COMPREHENSIVE INCOME

In 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", which establishes standards for reporting comprehensive income and its components in annual and interim financial statements. In the Company's case comprehensive income includes net income and translation difference from the conversion of balance sheets of non-Italian entities. The Company has chosen to disclose comprehensive income in the Consolidated Statements of Stockholders' Equity.












                                     F-11



CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


2.  SIGNIFICANT ACCOUNTING POLICIES - Continued


NEW ACCOUNTING STANDARD

In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" SFAS No. 133 which establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement. SFAS No. 133 as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000 but may be adopted earlier. The Company has not and, not having any operations, does not intend to enter into derivative or hedging operations and accordingly adoption of the standard will have no effect.

RECLASSIFICATIONS

Comparative figures for 1999 and 1998 have been reclassified to conform with the 2000 presentation.

3.  DISCONTINUED MOTORCYCLE OPERATIONS

In September 2000, the Company closed its sale of all "Moto Guzzi" motorcycle operations to Aprilia. From May 2, 2000 through the date of sale, Moto Guzzi's operations were under the control of Aprilia management. The measurement date of the disposal is July 1, 2000, reflecting the latest date prior to sale for which the Company has complete financial information. Net proceeds from the disposal exceeded the net assets of the operations sold and the Company has recorded a gain on sale of Lit. 57,018 million. The Company changed its name to Centerpoint Corporation on September 19, 2000 pursuant to the sale, which is discussed in more detail in Note 1, above.

Results of the disposed motorcycle operations through the effective disposal date of July 1, 2000 and for the years to December 31, 1999 and 1998 were as follows:











                                     F-12


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


3.  DISCONTINUED MOTORCYCLE OPERATIONS - Continued


                          To effective disposal        Dec. 31            Dec. 31
                           Date - July 1, 2000          1999               1998
                           US$'000       Lit. m        Lit. m             Lit. m
                          --------    ------------    -------------    ------------
Net sales                   24,742          50,994           86,232          83,760

Loss before taxes           (3,789)         (7,810)         (22,888)        (19,780)
Provisions for taxes          (249)           (514)             (88)           (519)
                          --------    ------------    -------------    ------------
Net loss from discon-
 tinued motorcycle
 operations               $ (4,038)   Lit.  (8,324)   Lit.  (22,976)   Lit. (20,299)
                          ========    ============    =============    ============

Net assets/(liabilities) of the discontinued motorcycle operations at the effective date of disposal of July 1, 2000 and at December 31, 1999 were as follows:

                                    July 1       July 1          Dec. 31
                                     2000         2000            1999
                                    $'000        Lit. m          Lit. m
                                   -------    ------------   --------------
Current assets                      33,169          68,361           61,926
Current liabilities                (35,344)        (72,844)         (79,385)
                                   -------    ------------   --------------
Net current liabilities             (2,175)         (4,483)         (17,459)
                                   -------    ------------   --------------
Property, plant and equipment        6,207          12,792           14,638
Other long-term assets               1,218           2,510              889
Long-term liabilities               (4,615)         (9,512)         (10,000)
Net non-current assets               2,810           5,790            5,527
                                   -------    ------------   --------------
Net assets/liabilities of
 discontinued operations           $   635    Lit.   1,307   Lit.   (11,932)
                                   =======    ============   ==============

In 2000 the Company provided the disposed motorcycle subsidiaries with cash, in the form of capital and advances, of Lit. 15,941 million (1999 - Lit. 13,863 million) to finance operations through disposal.








                                     F-13


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


4.  ISSUANCE AND REDEMPTION OF SERIES B PREFERRED STOCK

On February 25, 2000, the Company issued 123,500 shares of a new Series B Preferred Stock to Fineco, and affiliates of Fineco, TRG, OAM, the majority stockholder of the Company, and Barry Fingerhut and William Spier, directors of the Company until January 2002, for US$100 per share (an aggregate price of US$12,350,000). Fineco and its affiliates purchased 60,000 shares and TRG purchased 35,000 shares, for cash. Messrs. Fingerhut and Spier received a total of 12,500 shares in satisfaction of advances they had made to the Company in August 1999 and 16,000 shares were issued to OAM in partial satisfaction of outstanding loans due to it.

The holders of the Series B Preferred Stock are entitled to receive dividends at the rate of US$7 per share per year before any dividends may be paid with regard to the Class A Common Stock, and to receive distribution of $100 per share in liquidation of the Company before any liquidation distributions are made with regard to the Class A Common Stock. The Company was required to redeem the Series B Preferred Stock for $100 per share plus accrued dividends on December 28, 2001. Holders of Series B Preferred Stock do not have voting rights, except that they must approve issuance of securities which would affect the Series B Preferred Stock and the incurrence of debt, other than refinancing of existing debt or lines of credit used by the Company to finance its day-to-day operations.

Each share of Series B Preferred Stock was convertible into Class A Common Stock at a conversion price of US$5.00, based upon the liquidation preference of the Series B Preferred Stock (US$100, plus accrued dividends, per share), meaning each share of Series B Preferred Stock is convertible into approximately 20 shares of Class A Common Stock.

The Company agreed with the Series B preferred stockholders that, following the sale to Aprilia, it would redeem the Series B preferred stock on September 30, 2000 and they agreed not to convert their Series B stock if the Company redeemed the stock by this date. Such redemption was effected, with redemption payments made on the first business day of October 2000.

The Company received Lit. 18,329 million in cash, net of Lit. 516 million of expenses in respect of the issue of the Series B Preferred Stock and also recorded Lit. 2,479 million in respect of the William Spier and Barry Fingerhut advances and Lit. 3,174 million in respect of the OAM loan for a total of Lit. 23,982 million.

Upon issuance, the Company reclassified the Series B preferred stock outside of shareholders equity and recorded accretion expense of Lit. 3,062 million in respect of amortization of costs and exchange differences through redemption which arose as the Company's obligation was denominated in U.S. Dollars.




                                     F-14



CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


4.  ISSUANCE AND REDEMPTION OF SERIES B PREFERRED STOCK - Continued

In connection with issuance of the Series B preferred stock, the Company agreed to issue 300,000 shares of Class A common stock to TRG for a purchase price of US$.01 per share, in consideration of Trident Rowan's participation in the Series B financing and their successful efforts to get Fineco, S.p.A. to subscribe for Series B shares. These 300,000 shares were issued in July 2000 and the amount of Lit. 3,347 million, representing the fair value of the shares has been charged to the income statement. Additionally, in connection with Fineco's purchase of the Series B shares the Company paid a commission of US$180,000 to Andrea delle Valle, a director of TRG, and paid US$80,000 to Investec Ernst, an investment banking firm, where Mark Segall, a director of TRG, is an executive officer.

5.  AMOUNTS DUE FROM AND TO RELATED PARTIES

                                   Dec. 31      Dec. 31         Dec. 31
                                    2000          2000           1999
                                   US$'000       Lit. m         Lit. m
                                   -------    ------------   --------------
Amounts due from Related parties:
 Trident Rowan Group, Inc.               -               -              196
                                   -------    ------------   --------------
                                   $     -    Lit.       -   Lit.       196
                                   =======    ============   ==============

Amounts due to Related parties:
 Trident Rowan Group, Inc.              84             172                -
 OAM S.p.A.                            106             218               80
                                   -------    ------------   --------------
                                   $   190    Lit.     390   Lit.        80
                                   =======    =============  ==============

Balances due from and to TRG and OAM are in respect of various advances for expenses.

6.  RELATED PARTY TRANSACTIONS

BION TRANSACTION

In a related party transaction, the Company purchased 19,000,000 shares of restricted stock of Bion for substantially all of its assets and immediately thereafter this, Bion purchased from OAM 3,459,997 shares of the Company, which represents a controlling interest in the Company. In addition, on March 14, 2002, the Company and Bion entered into an agreement effective January 15, 2002 for certain services and advances provided to the Company by Bion (See
Note 12 - Subsequent Events).




                                     F-15



CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


6.  RELATED PARTY TRANSACTIONS - CONTINUED

FINANCIAL SUPPORT OF THE COMPANY BY OAM S.P.A. AND TRG INC.

On October 1, 1998, a bridge loan of Lit. 3,000 million was made by Mr. Gianni Bulgari a director of the Company until January 2002, to OAM S.p.A. who lent the proceeds to Guzzi Corp. to provide financing in anticipation of the consummation of the merger with NAAC. The loan by OAM S.p.A. to Guzzi Corp. was made on the same terms and conditions as the loan by Mr. Bulgari to OAM S.p.A. and bore interest at 10% and a flat fee of 1%, through March 31, 1999. The Lit. 3,000 million loan from Mr. Bulgari was repaid in May 1999 by OAM S.p.A.

The loan was, however, not repaid to OAM S.p.A. by the Company on its expiration of March 31, 1999 and in July 1999, the Company agreed to issue a warrant to purchase 100,000 shares to OAM S.p.A. at a subscription price of $0.01 each on condition that OAM S.p.A. reduced the interest rate on this loan to 4% and maintained both this loan and collateral of Euro 2,050,000 deposited as security for a bank credit line of Moto Guzzi S.p.A. through March 31, 2000. The Company accounted for the fair value of the 100,000 shares issuable to OAM S.p.A. of Lit. 1,222 million as finance expense, which was amortized over the period for which OAM S.p.A. agreed to maintain in place its loans and funds deposited as collateral. OAM exercised this warrant in 2000 and continued to provide the financial support from the expiration on March 31, 2000 until the sale of Moto Guzzi operations in September 2000, without any additional expense.

ISSUANCE OF 5% DEBENTURES BY TRIDENT ROWAN AND LENDING OF PROCEEDS

On December 28, 1999, Trident Rowan issued US$ 6 million of 5% Convertible Debentures Due December 28, 2001 to provide funds for the Company and for its general corporate purposes. In connection with raising these funds, Trident Rowan also issued a US$250,000 5% Convertible Debenture to Emanuel Arbib, co-CEO of Trident Rowan and a Director of the Company, for his efforts in connection with such placement, and agreed to issue Trident Rowan 300,000 shares of Common Stock of the Company in connection with its efforts to place
the Debentures.  Such shares were issued in July 2000.   In June 2001 Mr.
Arbib accepted US$218,750 as payment in full on the US$250,000 in Debentures held by him. Trident Rowan also paid US$360,000 to an Italian intermediary and US$60,000 plus US$26,106 for legal expenses to Investec Ernst & Company. Mark Segall, a director of Trident Rowan is an officer of Investec Ernst & Company.











                                     F-16

CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


6.  RELATED PARTY TRANSACTIONS - CONTINUED


ISSUANCE AND REDEMPTION OF SERIES B PREFERRED STOCK

On February 25, 2000, the Company issued 123,500 shares of a new Series B Preferred Stock to Fineco Sim S.p.A., an Italian institutional investor ("Fineco"), and affiliates of Fineco, TRG, OAM, S.p.A., and William Spier, a director of the Company through January 2002, and Wheatley Partners LP and Wheatley International Partners LP, each of which is an affiliate of Barry Fingerhut, a director of the Company through January 2002, for US$100 per share (an aggregate price of US$12,350,000). The Company closed on the sale of its operating subsidiaries on September 6, 2000 and in the last week of September 2000 it redeemed in full all outstanding shares of Series B Preferred Stock for a price equal to US$100 per share plus accrued dividends thereon, for a total of approximately US$ 12.6 million (approximately Lit. 28,300 million at the prevailing exchange rate). For further details on the issuance and redemption of the Series B Preferred Stock, see Note 4 above.

APRIL 14TH SHARE PURCHASE AGREEMENT

The Share Purchase Agreement providing for the sale of the Company's operating subsidiaries to Aprilia contained a condition that OAM (the holder of approximately 58% of the issued and outstanding shares of the Company's Class A common stock, and a subsidiary of TRG) agree to vote its capital stock for the sale, and by letter to Aprilia dated April 14, 2000, OAM agreed, among other things, to vote its shares for the sale.

In order to induce OAM to deliver its letter to Aprilia, the Company agreed with OAM and Trident Rowan by letter dated April 14, 2000 that, among other things, it would pay IMI's fees in connection with the sale. The April 14th letter was amended on June 8, 2000 to provide, among other things, that the Company would, as promptly as practicable after the closing of the sale, but in no event later than 90 days following the closing, hold a meeting of stockholders to consider and vote upon a proposal to liquidate all of the Company's assets and dissolve itself. The date for proceeding to propose a liquidation was subsequently extended by Trident Rowan and OAM to July 15, 2001. In connection with the Bion transactions described in Note 12 below, OAM and Trident Rowan released the Company from its obligations to proceed to
propose a liquidation.   In connection with the sale, Aprilia required the
terminations of certain of the Company's executives and further required that the Company pay all costs of such terminations. Accordingly, the Company agreed to pay severance to two of its directors, Mark S. Hauser and Howard E. Chase, and to Emanuel Arbib, one of its former directors, of US$169,500, US$51,400 and US$37,900, respectively, in exchange for termination of their employment and consulting agreements with the Company. The Company also paid Nick Speyer, the CFO of the Company, US$125,000 in connection with the termination of his employment agreement with the Company.




                                     F-17

CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


6.  RELATED PARTY TRANSACTIONS - CONTINUED


CENTERPOINT LOAN TO TRIDENT ROWAN

Trident Rowan's 5% Convertible Debentures in an aggregate amount of US$6,250,000 were scheduled to come due in December 2001. In order to enable Trident Rowan to pay off the Debentures on favorable terms, and in consideration of Trident Rowan's and OAM's extension of the date for the Company to proceed to propose a liquidation to July 15, 2001, on June 13, 2001 the Company, Trident Rowan and OAM entered into the Centerpoint Loan Agreement wherein subject to the terms and certain conditions set forth therein the Company agreed to lend Trident Rowan US$4,200,000. On June 13, 2001 the Company made the Centerpoint Loan and on June 15, 2001 Trident Rowan paid the holders of US$6,000,000 of the Debentures US$4,207,500 in cash, which the Debenture holders accepted as payment in full on the Debentures (including past due interest), representing a 31.5% discount from their face value. The Centerpoint Loan bears interest at a rate of 5 % per annum, is repayable in full on the earlier of June 13, 2002 and the date on which the Trident Rowan causes or permits a liquidation of the Company, and is secured by the 300,000 shares of the Company's common stock currently owned by Trident Rowan. In connection with the Centerpoint Loan, OAM also entered into the OAM Guaranty wherein it guaranteed Trident Rowan's obligations under the Centerpoint Loan Agreement. OAM's liability under the OAM Guaranty is limited to the value of the 1,200,000 shares of the Company's common stock held by OAM.

Each of Mark S. Hauser and Nick Speyer is an officer or Director of OAM, which holds approximately 61% of the Company's Common Stock.

Each of the following directors and former directors of the Company is also an Officer or Director of Trident Rowan: Howard E. Chase, Mark S. Hauser, Gianni Bulgari and Emmanuel Arbib (former Director). Additionally, each of Mark Hauser, Gianni Bulgari and Emmanuel Arbib are principal stockholders of Trident Rowan.


















                                     F-18

CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


7.  INCOME TAXES

TAX RECONCILIATION TO CREDIT AT STATUTORY U.S. FEDERAL RATE

The effective provision for income taxes varied from the income tax credit calculated at the statutory U.S. federal income tax rate on losses from continuing operations as follows:

                                                Dec. 31        Dec. 31          Dec. 31           Dec. 31
                                                  1999          2000             1999              1998
                                                US $'000       Lit. m           Lit. m            Lit. m
                                               ----------   --------------   --------------   --------------
Computed tax credit at U.S. Federal rate            (524)          (1,079)                -                -
Losses and timing differences for which
 valuation allowance provided                        524            1,079                 -                -
                                               ----------   --------------   --------------   --------------
                                               $       -    Lit.         -   Lit.         -   Lit.         -
                                               =========    ==============   ==============   ==============

TAX LOSSES

At December 31, 2000 the Company had net operating loss carry-forwards for U.S. federal income tax purposes which expire as follows:

                                             Dec. 31         Dec. 31
                                               2000           2000
                                             US$'000         Lit. m
                                             -------      ------------
     2020                                      1,497             3,084
     2019                                      1,620             3,339
                                              ------      ------------
                                              $3,117      Lit.   6,424
                                              ======      ============

In addition to the operating loss above, the Company has a capital loss carry-forward of US $14,370,000 from the sale of the motorcycle operations. This loss can be carried forward to 2005.

DEFERRED TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances have been recorded for the deferred tax assets in respect of net operating loss carry forwards, above, as management believes it more likely than not that these assets will not be realized.




                                     F-19



CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


8.  COMPREHENSIVE INCOME

Comprehensive income includes net income, translation difference from the conversion of balance sheets of non-Italian entities and accretion expense and related exchange differences related to its redeemable Series B preferred stock. The Company has chosen to disclose comprehensive income in the Consolidated Statements of Stockholders' Equity. Changes in components of accumulated other comprehensive income in the 3 years to December 31, 2000 are as follows.

                                               Accretion        Accumulated
                              Cumulative      expense and          other
                              translation   related exchange   comprehensive
                              difference       movements           income
                              -----------   ----------------   -------------

Balance January 1, 1998               225              -              225
Movement for period                   (68)             -              (68)
                                    -----         ------           ------
Balance January 1, 1999               157              -              157
Movement for period                   (24)             -              (24)
                                    -----         ------           ------
Balance January 1, 2000               133              -              133
Movement for period                   109         (3,062)          (2,953)
Redemption of Series B
 Preferred Stock                        -          3,062            3,062
                                    -----         ------           ------
Balance December 31, 2000             242              -              242
                                    =====         ======           ======

9.  EARNINGS/LOSS PER SHARE

The numerator for the calculation of loss per common share have been calculated as follows:

                             Dec .31      Dec. 31      Dec. 31      Dec. 31
                              2000          2000         1999         1998
                             $'000        Lit. m       Lit. m       Lit. m
                             -------      -------      -------      -------
Loss from continuing
 operations                   (1,497)      (3,084)           -            -
Series B Preferred
 Stock dividends                (528)      (1,089)           -            -
                             -------      -------      -------      -------
Loss from continuing
 operations attributable
 to common shareholders       (2,025)      (4,173)           -            -
                             =======      =======      =======      =======

Series B Convertible Preferred stock, issued and redeemed in 2000 - See Note 4
- was not dilutive.

                                     F-20


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


10.  STOCK OPTIONS

CLASS A WARRANTS TRADED ON THE OTC/BB MARKET UNDER THE TICKER "CPTXW"

On August 27, 1997, NAAC sold 800,000 units ("units") and 150,000 shares of Class B exchangeable common stock in a public offering. Each unit consisted of one share of the Company's Class A Common Stock and one Class A Warrant. Each Class A Warrant entitles the holder to purchase from the Company one share of Class A Common Stock at an exercise price of US$9.00; each share of Class B Common Stock entitled the holder to receive two units in exchange for each Class B share 90 days after the date of a business combination. The Class A Warrants expire in August 2002 and are redeemable, as a class, in whole and not in part, at a price of US$.05 per Warrant upon 30 days' notice at any time provided that the Company's stockholders have approved a business combination and the last sale price of the Class A Common Stock has been US$11.00 or higher for 10 of the trading days prior to the day on which the Company gives notice of redemption.

Also, as part of the Merger, certain directors of NAAC subscribed for 30,000 Class B options prior to the closing of the Merger. The 180,000 shares of Class B Common Stock were eliminated on the consummation of the Merger and each share of Class B Common Stock was converted to two shares of Class A Common Stock and two Class A Warrants, resulting in the issue of 360,000 Class A Warrants. The 1,160,000 Class A Warrants resulting from NAAC's public offering and the conversion of Class B Common Stock are traded on the OTC/BB market under the ticker "CPTXW."

UNDERWRITER WARRANTS AND OPTIONS AND OTHER NAAC OPTIONS AND WARRANTS PRIOR TO MERGER

In October 1996, NAAC granted options to purchase 133,333.3 units (units consisting of one share of Class A Common Stock and one Class A Warrant) to the Company's two then new directors and to a founder. The options are exercisable for a period of three (3) years from the date of a business combination at an exercise price of US$12.50 per unit. 50,000 of such options are held by David Mitchell, a director of the Company and the President and CEO since January 24, 2002.

The underwriters engaged by NAAC in its public offering received a warrant to purchase 80,000 shares of Class A Common Stock and 80,000 Class A Warrants, at an exercise price of US$11.00 per share and a warrant and to purchase 15,000 shares of Class B Common Stock for US$11.00 per share (the "Class B Warrant"). Pursuant to the elimination of Class B Common Stock on March 4, 1999, the Class B Warrant now entitles the holder to purchase 30,000 shares of Class A Common Stock and 30,000 Class A Warrants for an exercise price of US$5.50 for each unit consisting of one share of Class A Common Stock and one Class A Warrant.




                                     F-21


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


10.  STOCK OPTIONS - CONTINUED


OTHER WARRANTS

In connection with the Merger, the Company issued 800,000 "Nominal Warrants" to the Guzzi Corp. shareholders. Such warrants to subscribe to shares of Class A Common Stock would be exercisable at US$0.01 each only if the Company achieved certain operating income in 1999, or a revised target in 2000. In July 1999, OAM cancelled 100,000 of such warrants that it held in connection with agreements for providing ongoing financing to the Company and for which it received a separate warrant. The Company did not reach the operating income target in 1999 or 2000 and the nominal warrants have lapsed.

Upon closing of the Merger, the Company issued warrants to Allen & Company Incorporated and EBI Securities Corporation ("EBI") to purchase 315,000 shares of Class A Common Stock, and 35,000 shares of Class A Common Stock, respectively, each at an exercise price of $10.00 per share. The warrants may be exercised at any time prior to July 1, 2003.

In February 2000, the Board of Directors granted options to purchase 50,000 shares of the Company's Common Stock, at an exercise price of US$7.00 per share, to Dr. Peter Hobbins, who was a Director of the Company from March 1999 to July 1999. The options were exercisable immediately and for ten years following the date of grant. The options were issued in consideration of Mr. Hobbins' prior service to the Company as a Director.

On March 25, 1999, the Company issued a warrant to Elliott Broidy to purchase 25,000 shares of Class A Common Stock at an exercise price of US$9.00 per share. The warrant terminates on March 24, 2003. On March 31, 1999, pursuant to an investment banking agreement between the Company and EBI, the Company issued a warrant to EBI to purchase 225,000 shares of Class A Common Stock at an exercise price of US$9.00 per share. In connection with this agreement, EBI agreed to the cancellation of its 35,000 warrants referred to above.

As described in Note 6, in July 1999 the Company issued OAM a warrant to purchase 100,000 shares of Class A Common Stock at an exercise price of US$0.01 per share in consideration for financing provided by OAM. The warrant was exercised in 2000.

STOCK OPTION PLAN

On July 23, 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan") and the 1998 Plan for Outside Directors. Both Option Plans were subject to stockholder approval and consummation of the Merger which duly occurred in March 1999.






                                     F-22

CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


10.  STOCK OPTIONS - CONTINUED


The 1998 Plan provides for the grant of options to purchase up to an aggregate of 1,250,000 shares of the Company's Common Stock to be made to employees, officers, directors and consultants of the Company and its subsidiaries after the Merger. The 1998 Plan provides both for incentive stock options ("Incentive Options"), and for options not qualifying as Incentive Options ("Non Qualified Options"). The Company's Board or the Committee will determine the exercise price for each share of the Company's Common Stock purchasable under an Incentive or Non Qualified Option (collectively "Options"). The exercise price of a Non Qualified Option may be less than 100% of the fair market value on the last trading day before the date of the grant. The exercise price of an Incentive Option may not be less than 100% of the fair market value on the last trading day before the date of grant (or, in the case of an Incentive Option granted to a person possessing at the time of grant more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). Options may only be granted within a ten-year period which commenced on July 23, 1998 and Incentive Options may only be exercised within ten years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary). Options to purchase an aggregate of 255,000 shares of Class A Common Stock at an exercise price of US$10.8675 were issued to certain officers (directors in their capacity as management) of the Company at the closing of the Merger. Options to purchase an aggregate of 625,000 shares at an exercise price of US$9.50 were approved by the Board of Directors on March 8, 1999 for grant to operational management employees, though none of these options were ever granted.

The 1998 Plan for Outside Directors provides for the grant of non-incentive options to purchase up to an aggregate of 400,000 shares of the Company's Class A Common Stock, to the non-employee directors of the Company, each grant to be on the effective date of the Merger and on each January 2, beginning January 2, 2000, of options to purchase 12,500 shares of Company's Class A Common Stock. The options will expire upon the earlier of ten years following date of grant or three months following the date on which the grantee ceases to serve as a director. Options to purchase an aggregate of 100,000 shares of Class A Common Stock at an exercise price of US$10.8675 were granted to directors on the closing of the Merger. On January 3, 2000, 12,500 options with an exercise price of US$3.719 were issued to each of the four Outside Directors under this Plan.









                                     F-23

CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


10.  STOCK OPTIONS - CONTINUED


The following is a summary of options outstanding under the plans.

                                    December 31, 2000      December 31, 1999
                                   -------------------    -------------------
                                              Weighted               Weighted
                                              Average                Average
                                   Shares     Exercise    Shares     Exercise
                                   (000)'s    Price       (000)'s    Price
                                   -------    --------    -------    --------
Outstanding, January 1                 355    $10.87            -           -
Granted                                100    $ 5.36          355      $10.87
Exercised                                -         -            -           -
Forfeited or exchanged                 (55)   $10.87            -           -
                                       ---    ------          ---      ------
Outstanding, December 31               400    $ 9.49          355      $10.87
                                       ===    ======          ===      ======
Options Exercisable, December 31       400    $ 9.49          355      $10.87
                                       ===    ======          ===      ======


              Stock Options Outstanding      Stock Options Exercisable
           ------------------------------    -------------------------
                                Weighted
                     Weighted   Average                   Weighted
Range of             Average    Remaining                 Average
Exercise   Shares    Exercise   Contractual   Shares      Exercise
Price      (000)'s   Price      Life          (000)'s     Price
--------   -------   --------   -----------   -------     ---------
$10.87        300     $10.87    8.18 years       300        $10.87
$ 7.00         50     $ 7.00    9.15 years        50        $ 7.00
$ 3.72         50     $ 3.72    9    years        50        $ 3.72
              ---     ------                     ---        ------
              400     $ 9.49                     400        $ 9.49

EARNINGS PER SHARE

As the Company has incurred losses from continuing operations in 2000 and had no earnings from continuing operations in 1999 all warrants and options described above are considered antidilutive. No options and warrants were issued prior to 1999. The potentially dilutive effects of outstanding options and warrants in 2000 and 1999 is summarized below:






                                     F-24


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


10.  STOCK OPTIONS - CONTINUED


                                                   2000           1999
                                                 ---------      ---------
Weighted average number of common shares
  outstanding during the year                    5,796,106      5,174,481
OAM warrant                                              -         41,860
NAAC underwriter warrants                                -         10,511
                                                 ---------      ---------
                                                 5,796,106      5,226,852
                                                 =========      =========

ACCOUNTING FOR STOCK OPTIONS

The Company has elected the disclosure-only provisions of FASB Statement No. 123, "Accounting for Stock Based Compensation" and applies APB Opinion No. 25 and related interpretations in accounting for their stock option plans.

If the Company had elected to recognize compensation cost based on the fair value of awards of options and warrants at grant dates, the pro forma net loss from operations and loss per share for 1999 would have been Lit. 24,970 million (US$12,978,000) and Lit. 4,826 (US$2.51) per share. The fair value of
options issued in 2000 would not have been significant.   The fair value of
the Company's warrants and options for 1999 was estimated based on the trading price of the Class A Warrants. The Company believes that due to the brief trading history of the Company's shares that this basis of estimate approximates that which would be obtained using Black-Scholes or other option pricing models.

11.  FINANCIAL INSTRUMENTS

The Company does not enter into foreign exchange contracts in the normal course of its operating activities. The Company has not hedged against foreign exchange risk on its marketable securities, which are denominated in Euro.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments.

CASH AND CASH EQUIVALENTS: the carrying amount of cash and cash equivalents reported by the Company approximates their fair value.

FIXED INTEREST MARKETABLE SECURITIES: fair value for marketable quoted securities is based on market price and for non-marketable securities, is estimated using discounted cash flow analysis based on similar investments available as at the balance sheet date. There are no significant differences between fair value and carrying value.


                                     F-25


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


12.  SUBSEQUENT EVENTS

LOAN TO TRG INC

On June 13, 2001 the Company, TRG and OAM entered into the TRG Loan Agreement wherein subject to the terms and certain conditions set forth therein the Company agreed to lend TRG US$4,200,000. The loan bears interest at a rate of 5% per annum, was repayable in full on the earlier of June 13, 2002 and the date on which TGR causes or permits a liquidation of the Company, and was secured by the 300,000 shares of the Company's common stock currently owned by TRG. In connection with the TRG loan, OAM also entered into the OAM Guaranty wherein it guaranteed TRG's obligations under the TRG Loan Agreement. OAM's liability to the Company under the OAM Guaranty is limited to the value of 1,200,000 of the Centerpoint shares owned by OAM. The TRG Promissory Note was used by the Company as partial consideration in its acquisition of the Bion shares (see below), and in Bion's acquisition of the Company's shares from OAM, each of which is described below.

APRILIA CLAIMS UNDER THE SHARE PURCHASE AGREEMENT; PAYMENT BY IMI; REQUEST FOR ARBITRATION

On June 2001 Aprilia's legal counsel sent a letter to Centerpoint which alleged that it had various claims under the Share Purchase Agreement aggregating approximately Lit. 9,600 million. On July 13, 2001 Centerpoint's Italian counsel sent a letter to Aprilia's counsel contesting all of the Alleged Claims.

On July 13, 2001 Aprilia requested that IMI, the escrow agent under the Escrow Agreement, pay them Lit. 7,611 million in respect of the Alleged Claims. On July 26, 2001, in spite of being aware of Centerpoint contesting of each of the Alleged Claims and its intention to seek arbitration, IMI advised Centerpoint that it had paid Lit. 7,611 million from the escrow account to Aprilia in respect of the Alleged Claims.

Pursuant to the Share Purchase Agreement and Escrow Agreement, which provides that disputes among the parties be arbitrated, the Company filed with the International Chamber of Commerce a Request for Arbitration in Accordance with
Article 4 of the ICC Rules of Arbitration relating to the Alleged Claims and the payment by IMI and requesting restitution of the funds paid to Aprilia. The Arbitration committee was constituted on November 16, 2001.

DISPUTE OVER IMI FEE

At the September 7, 2000 closing of the sale of the subsidiaries, in accordance with an invoice previously submitted to them by IMI, but without the prior approval, knowledge or consent of the Company, IMI was paid Lit. 11,401 million, in respect of fees and expenses claimed by IMI to be due it under its engagement letter with TRG and OAM. Since early July 2000, the Company and TRG have disputed IMI's interpretation of the calculation of the fee due it under its engagement letter, following initial indication by IMI of its basis of calculation.

                                     F-26


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


12.  SUBSEQUENT EVENTS - CONTINUED


On February 11, 2002 the Company brought a suit against IMI before the Civil Section of the Court of Milano, seeking reimbursement of Lit. 8,766 million (approximately US$4,253,000) of the Lit. 11,401 million (US$5,532,000) paid to IMI at the closing. The first hearing in the case is scheduled for May 27, 2002 and as at March 11, 2002 IMI has not yet filed its defenses.

BION TRANSACTION - CHANGE OF CONTROL OF THE COMPANY

In December 2001, the Board of the Company met to evaluate the alternative strategies and investments available to the Company. Investec Ernst & Co., who had been hired in June 2001 to assist in this process, presented to the Board their conclusions on a number of potential investments. After review of the possible investments, the Board resolved to approve the acquisition of 19,000,000 shares of Bion Environmental Technologies, Inc., a publicly held Colorado corporation ("Bion"). Bion is an environmental service company focused on the needs of confined animal feeding operations. Bion is engaged in two main areas of activity: waste stream remediation and organic soil and fertilizer production. Bion's waste remediation service business provides confined animal feeding operations (primarily in the swine and dairy industries) with treatment for the animal waste outputs. In this regard, Bion treats their entire waste stream in a manner which cleans and reduces the waste stream thereby mitigating pollution of the air, water (both ground and surface) and soil, while creating value-added organic soil and fertilizer products. Bion's soil and fertilizer products are being used for a variety of applications including school athletic fields, golf courses and home and garden applications.

On January 15, 2002, the Company closed the transaction with Bion by purchasing 19,000,000 shares of restricted stock of Bion in exchange for approximately US$8.5 million in cash (substantially all of the Company's cash), the US$4.2 TRG Promissory Note (including accrued interest), and the assignment of 65% of the Company's claims with respect to the escrow accounts and claims against IMI. Unrestricted stock of Bion is traded on the OTC/BB market under the ticker "BION".

Immediately upon consummation of this transaction, Bion purchased a 57.7% majority interest in the Company from OAM. The total consideration paid by Bion consisted of (i) US$3,700,000 in cash, (ii) the assignment of the US$4.2 million TRG Promissory Note (including accrued interest) and related loan guarantees, (iii) the assignment of the 65% interest in the Company's claims with respect to the escrow accounts and claims against IMI, (iv) the issuance of 1,000,000 shares of Bion's common stock, and (v) the issuance of a warrant to acquire 1,000,000 shares of Bion's common stock at a price of US$0.90, with expiration date of January 10, 2007.





                                     F-27


CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000


12.  SUBSEQUENT EVENTS - CONTINUED


Under the Subscription Agreement and related Registration Rights Agreement, Bion agreed among other things (i) file a with SEC a Registration Statement with respect to the Bion Shares, as soon as practicable, and within 90 days of the Company's filing with the SEC of its December 31, 2001 Form 10-K, and to use its best efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter, (ii) to use its best efforts to cause the Bion Shares to be distributed to the Company's common stockholders in a tax efficient manner in accordance with applicable law, and (iii) to use its best efforts to hold an Annual Meeting of Bion Shareholders during 2002, in accordance with its by-laws and applicable law. It is expected that the distribution will occur during the second half of calendar 2002. When that distribution occurs, approximately 11,000,000 of Bion's shares will be distributed back to Bion. Bion has advised the Company that it intends to cancel such shares.

On March 14, 2002, the Company and Bion entered in an agreement effective January 15, 2002 where the Company will pay $12,000 a month for management services, support staff and office space. In addition, Bion will advance to the Company sums needed to cure its delinquencies with the SEC, distribute Bion shares to its shareholders, to locate and acquire new business opportunities and for on-going expenses. Bion shall have no obligation to make any advances in excess of $500,000. All sums due Bion shall be evidenced by a convertible revolving promissory note. As additional consideration, Bion shall receive a warrant to purchase 1,000,000 shares of the Company's common stock at $3.00 per share until March 14, 2007.

David Mitchell, a director of the Company, is the Chairman, President, Board member and a principal stock and warrant holder of Bion. Additionally a portion of the proceeds of the Bion Investment were used to pay off US$718,485 of indebtedness of Bion owed to Mr. Mitchell.

On January 24, 2002, David Mitchell was elected as the Company's President and CEO. David Mitchell is a founder, stockholder, option holder, former CEO of the Company and currently is the only director of the Company.

Following the Bion Investment and Bion acquisition of Centerpoint Shares, all of the Company's directors, other than David Mitchell, resigned from their positions on the Company's Board of Directors. Bill Spier, one of the Company's Directors until he resigned on January 24, 2002, sits on Bion's advisory board. On January 21, 2002, Howard Chase, a director of the Company until he resigned on January 15, 2002, joined the Board of Directors of Bion.








                                     F-28

CENTERPOINT CORPORATION AND SUBSIDIARIES
(Moto Guzzi Corporation through September 19, 2000)
Schedule II - Valuation and Qualifying Accounts


              Col. A                  Col. B               Col. C          Col. D       Col. E
----------------------------------   ----------   ---------------------   ----------   ---------
                                                                 (2)
                                                     (1)       Charged
                                     Balance at   Charged to   to other                Balance
                                     beginning    costs and    accounts   Deductions   at end of
            Description              of period    expenses     describe   describe     period
----------------------------------   ----------   ----------   --------   ----------   ---------
In millions of Italian Lire

Year ended December 31, 2000

 Deducted from asset accounts:
  Allowance for escrow receivables        -         9,375 (a)      -          -          9,375
                                        -----       -----         ----       ----        -----
                                          -             -          -          -          9,375
                                        =====       =====         ====       ====        =====

In thousands of U.S. Dollars

Year ended December 31, 2000

Deducted from asset accounts:
 Allowance for escrow receivables         -         4,549 (a)      -          -          4,549
                                        -----       -----         ----       ----        -----
                                          -         4.549          -          -          4,549
                                        =====       =====         ====       ====        =====
________________


(a) Full allowance was made for escrow receivables from Aprilia in accounting for the sale of the
Company's Moto Guzzi subsidiaries, thus charging such amounts against the gain on sale included in the income statement.






















                                     F-29


CENTERPOINT CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
September 30, 2001

                                      Sept. 30     Sept. 30      Dec. 31
                                        2001         2001          2000
                                      US$'000       Lit. m        Lit. m
                                      --------   ------------  ------------
ASSETS
  Cash and cash equivalents           $  8,961   Lit.  19,069  Lit.   2,411
Short-term marketable securities
 held to maturity, at cost                   -              -        28,351
Loan to TRG, plus accrued interest       4,263          9,072             -
Prepaid expenses                            45             95           154
                                      --------   ------------  ------------
TOTAL CURRENT ASSETS                    13,269         28,236        30,916
                                      --------   ------------  ------------
Escrow receivable in 2007                    -              -             -
                                      --------   ------------  ------------

TOTAL ASSETS                          $ 13,269   Lit.  28,236  Lit.  30,916
                                      ========   ============  ============
LIABILITIES

Accounts payable                            20             43            91

Amounts due to related and
 affiliated parties                          -              -           390

Accrued expenses and other payables        103            220           361
                                      --------   ------------  ------------
TOTAL CURRENT LIABILITIES                  123            263           842
                                      --------   ------------  ------------

SHAREHOLDERS' EQUITY                    13,146         27,973        30,074

Common stock, par value $0.01 per
 share:
  Authorised 20,250,000 shares;
   5,999,089 (2000 - 5,999,089)
   shares outstanding                       51            108           108
 Additional paid-in capital             19,038         40,510        40,510
 Accumulated other comprehensive
  income                                  (966)        (2,055)          242
 Accumulated deficit                    (4,977)       (10,590)      (10,786)
                                      --------   ------------  ------------
LIABILITIES & SHAREHOLDERS' EQUITY    $ 13,269   Lit.  28,236  Lit.  30,916
                                      ========   ============  ============

Note: The balance sheet as at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles.

See Notes to Consolidated Financial Statements



                                     F-30

CENTERPOINT CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
3 Months ended September 30, 2001 and 2000

                                      Sept. 30     Sept. 30      Sept. 30
                                        2001         2001          2000
                                      US$'000       Lit. m        Lit. m
                                      --------   ------------  ------------
Interest income                       $     55   Lit.     116  Lit.     108
Selling, general and administrative
 expenses                                 (103)          (219)          (16)
Other income, net                            -              1           (11)
Finance expense: Shares issued to
 TRG Inc. in connection with
 Preferred Stock issuance                                            (3,347)
                                      --------   ------------  ------------
Loss from continuing operations            (48)          (102)       (3,266)

Discontinued operations:
 Gain on disposal of discontinued
  operations                                                         57,018
                                      --------   ------------  ------------
Net profit/(loss)                          (48)          (102)       53,752
Preferred stock dividends                    -              -          (458)
                                      --------   ------------  ------------
Profit/(loss) attributable to
 common shareholders                  $    (48)  Lit.    (102) Lit.  53,294
                                      ========   ============  ============

BASIC EARNINGS/(LOSS) PER SHARE:        US $         Lire          Lire
                                      --------   ------------  ------------

Continuing operations                 $  (0.01)  Lit.     (17) Lit.    (665)
Discontinued operations               $      -   Lit.       -  Lit.  10,183

DILUTED EARNINGS/(LOSS) PER SHARE:

Continuing operations                 $ (0.01)   Lit.     (17) Lit.   (665)
Discontinued operations               $     -    Lit.       -  Lit. 10,183

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING DURING THE PERIOD

Basic                                5,999,089      5,999,089     5,589,089
                                     =========      =========     =========
Diluted                              5,999,089      5,999,089     5,688,858
                                     =========      =========     =========










                                     F-31


CENTERPOINT CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
9 Months ended September 30, 2001 and 2000

                                      Sept. 30     Sept. 30      Sept. 30
                                        2001         2001          2000
                                      US$'000       Lit. m        Lit. m
                                      --------   ------------  ------------

Interest income                       $    337   Lit.     717  Lit.     108
Selling, general and administrative
 expenses                                 (267)          (568)          (16)
Other income, net                           22             47           (11)
Finance expense: Shares issued to
 TRG Inc. in connection with
 Preferred Stock issuance                                            (3,347)
                                      --------   ------------  ------------
Profit/(Loss) from continuing
 operations                                 92            196        (3,266)

Discontinued operations:
 Loss from disposed motorcycle
  operations (after tax of Lit. 514)         -              -        (8,324)
 Gain on disposal of motorcycle
   business (after tax of Lit. 0)                                    57,018
                                      --------   ------------  ------------
Net profit                                  92            196        45,428

Preferred stock dividends                    -              -        (1,067)
                                      --------   ------------  ------------
Profit attributable to common
 shareholders                         $     92   Lit.     196  Lit.  44,361
                                      ========   ============  ============

BASIC EARNINGS/(LOSS) PER SHARE:        US $          Lire         Lire
                                      --------   ------------  ------------

Continuing operations                 $   0.02   Lit.      33  Lit.    (762)
Discontinued operations               $      -   Lit.       -  Lit.  (8,566)

DILUTED EARNINGS/(LOSS) PER SHARE:

Continuing operations                 $   0.02   Lit.      33  Lit.    (762)
Discontinued operations               $      -   Lit.       -  Lit.  (8,566)

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING DURING THE PERIOD

Basic                                5,999,089      5,999,089     5,684,895
                                     =========      =========     =========
Diluted                              5,999,089      5,999,089     5,684,895
                                     =========      =========     =========

See Notes to Consolidated Financial Statements





                                     F-32


CENTERPOINT CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS'
EQUITY/(DEFICIT); AND
COMPREHENSIVE INCOME/(LOSS)
September 30, 2001

                                                                      Accumu-
                                                                      lated
                                                                      Other
                                                         Additional   Compre-   Accumu-   Share-    Comprehen-
                                        Common Stock      Paid-In     hensive   lated     holders'     sive
                                      Shares    Amount    Capital     Income    Deficit   Equity    Income/Loss
                                    ---------   ------   ----------   -------   -------   --------  -----------
At January 1, 2001           Lit.m  5,999,089      108       40,510       242   (10,786)    30,074

Net profit                                  -        -            -         -       256        256         256
Translation adjustment                      -        -            -        12         -         12          12
                                    ---------   ------   ----------   -------   -------   --------  ----------
At March 31, 2001            Lit.m  5,999,089      108      40,510       254   (10,530)     30,342        268

Net profit                                  -        -            -         -       42          42          42
Translation adjustment                      -        -            -      (239)       -        (239)       (239)
                                    ---------   ------   ----------   -------   -------   --------  ----------
At June 30, 2001                    5,999,089      108       40,510        15   (10,488)     30,145       (197)

Net profit                                  -        -            -         -      (102)      (102)       (102)
Translation adjustment                      -        -            -    (2,070)        -     (2,070)     (2,070)
                                    ---------   ------   ----------   -------   -------   --------  ----------
At September 30, 2001               5,999,089      108       40,510    (2,055)  (10,590)    27,973      (2,172)
                                    ---------   ------   ----------   -------   -------   --------  ----------
At June 30, 2001              $'000                 51       19,038      (966)   (4,977)     14,167      (1,021)
                                                ======   =========    =======   =======   ========  ==========


Accumulated Other Comprehensive Income relates to translation differences from the conversion of Balance Sheets of non-Italian entities.


See Notes to Consolidated Financial Statement




















                                     F-33


CENTERPOINT CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW
Nine Months Ended September 30, 2001

                                                   Sept. 30     Sept. 30      Sept. 31
                                                     2001         2001          2000
                                                   US$'000       Lit. m        Lit. m
                                                   --------   ------------  ------------
Net profit from continuing
 operations                                        $     92   Lit.     196  Lit.  (3,266)
Dividends paid on preferred stock                         -              -        (1,067)
Adjustments to reconcile net loss to net
 cash used by operating activities:
  Stock issuance for finance expense                      -              -         3,347
  Other operating activities                           (765)        (1,627)         (122)
Changes in operating assets and liabilities:
  Related party receivables: Interest
   accrued on TRG loan                                  (64)          (137)          196
  Prepaid expenses                                       31             66           (69)
  Accounts payable and accrued expenses                 (97)          (207)         (646)
  Related party payables                               (193)          (410)          521
                                                   --------   ------------  ------------
Net cash used by operating activities                  (996)        (2,119)       (1,106)
                                                   --------   ------------  ------------
Investing activities
 Decrease/(Increase) in marketable securities        13,323         28,351       (27,998)
 Loan to TRG                                         (4,510)        (9,596)            -
                                                   --------   ------------  ------------
Net cash provided by investing activities             8,813         18,755       (27,998)
                                                   --------   ------------  ------------
Financing activities
 Proceeds from issuance of preferred stock                -              -        18,329
                                                   --------   ------------  ------------
Net cash provided by financing activities                 -              -        18,329
                                                   --------   ------------  ------------
(Decrease)/increase in cash from continuing
 activities                                           7,817         16,636       (10,775)

Net cash from/(used by) discontinued motorcycle
 operations                                               -              -        42,995
Exchange movement on opening cash                        11             22             -
Cash, beginning of period                             1,133          2,411             3
                                                   --------   ------------  ------------
Cash, end of period                                $  8,961   Lit.  19,069  Lit.  32,223
                                                   ========   ============  ============
Supplemental information on non-cash activities

Advances to the Company, made in 1999, in an aggregate amount of $1.25 million (Lit. 2,479 million at the then prevailing exchange rate) by Wheatley Partners, LP and Wheatley
Foreign Partners, LP (each of which is an affiliate of Barry Fingerhut, a Director of the
Company) and William Spier, a director of the Company and a US$ 1.6 million (Lit. 3,174 million) loan due to OAM S.p.A., respectively, were applied to subscribe to the Company's
Series B preferred stock on February 25, 2000.

The Company issued 10,000 shares with a fair value of Lit. 91 million in connection with its purchase of the 75% of MGI Motorcycle GmbH that it did not already own.  MGI
Motorcycle GmbH was disposed as part of the sale of motorcycle operations.

See Notes to Financial Statements
                                     F-34

CENTERPOINT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2001

1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with the instructions to Form 10-Q, but have not been reviewed by an independent public accountant. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. All adjustments necessary for the fair presentation of the results of operations for the interim periods covered by this report have been included. All of such adjustments are of a normal and recurring nature. The results of operations for the three and nine months ended September 30, 2001 are not necessarily indicative of the operating results for the full year.

The Company was originally incorporated in Delaware on August 9, 1995 under the name of North Atlantic Acquisition Corp. to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with an operating business. On August 27, 1997 the Company consummated an initial public offering consisting of 800,000 Units and 150,000 shares of Class B Common Stock, with each Unit consisting of one share of Class A Common Stock and one warrant to purchase shares of Class A Common Stock, which resulted in net proceeds to the Company of approximately $8,000,000.

On August 18, 1998, the Company and Trident Rowan Group, Inc. ("TRG" or "Trident Rowan") entered into a definitive agreement and plan of merger and reorganization, as amended (the "Merger Agreement"), pursuant to which Moto Guzzi Corp. merged with and into the Company, with the Company as the surviving corporation (the "Merger"). Prior to the Merger, TRG and its majority-owned subsidiary, OAM S.p.A. ("OAM"), together owned all the outstanding common stock of Moto Guzzi Corp. The Merger, which occurred on
March 5, 1999, was treated as a reverse acquisition of the Company.   The
results of operations and cash flows prior to the date of the merger are those of Moto Guzzi Corp. Following the Merger, the Company adopted the December 31 financial reporting year of Moto Guzzi Corp. and financial statements are prepared using the accounting principles of Moto Guzzi Corp.

In September 2000, the Company sold all its operating subsidiaries to Aprilia S.p.A. ("Aprilia") and changed its name to Centerpoint Corporation pursuant to the sale of its motorcycle operations to Aprilia.

The primary financial statements are shown in Italian lire because all of the Company's material operating entities were based and operated in Italy. The Company will evaluate if its functional currency will continue to be the lire, based on decisions to be taken as to its future activities. Translation of lire amounts into U.S. Dollar amounts in the current financial statements is included solely for the convenience of the readers of the financial statements and has been made at the rate of Lire 2,128 to U.S. $1, the approximate exchange rate at September 30, 2001. It should not be construed that the assets and liabilities, expressed in U.S. dollar equivalents, can actually be realized in or extinguished by U.S. dollars at that or any other rate.




                                     F-35



2.  EARNINGS/LOSS FROM CONTINUING OPERATIONS PER SHARE

The numerator for the calculation of earnings/(loss) per common share have been calculated as follows:

Three months to September 30, 2001
                                        Sept. 30     Sept. 30     Sept. 30
                                          2001         2001         2000
                                         $'000         Lit.m        Lit.m
                                        --------     ---------    --------

Profit from continuing operations            (48)         (102)     (3,266)
Preferred Stock dividends                      -             -        (458)
                                        --------     ---------    --------
Earnings from continuing operations
 attributable to common shareholders         (48)         (102)     (3,724)
                                        ========     =========    ========

Nine months to September 30, 2001
                                        Sept. 30     Sept. 30     Sept. 30
                                          2001         2001         2000
                                         $'000         Lit.m        Lit.m
                                        --------     ---------    --------

Profit from continuing operations             92           196      (3,266)
Preferred Stock dividends                      -             -      (1,067)
                                        --------     ---------    --------
Earnings from continuing operations
 attributable to common shareholders         130           298      (4,333)
                                        ========     =========    ========

3.  RELATED PARTY TRANSACTIONS

On June 13, 2001 the Company, TRG and OAM entered into the TRG Loan Agreement ("TRG Loan") wherein subject to the terms and certain conditions set forth therein the Company agreed to lend TRG US$4,200,000. The loan bears interest at a rate of 5 % per annum, is repayable in full on the earlier of June 13, 2002 and the date on which the Company causes or permits a liquidation of the Company, and was secured by the 300,000 shares of the Company common stock currently owned by the TRG and 1,200,000 of the shares of the Company common stock owned by OAM. In connection with the TRG Loan, OAM also entered into the OAM Guaranty wherein it guaranteed TRG's obligations under the TRG Loan Agreement. OAM's liability to the Company under the OAM Guaranty is limited to the value of the Company shares pledged by OAM, as that term is used in the OAM pledge agreement. The TRG Loan formed part of the payment to OAM for
control of the Company in the Bion transaction (See Note 4   Subsequent
Events). For the three and nine months ending September 30, 2001 interest of $52,932 and $63,288 was accrued on the TRG Loan.

4.  OUTSTANDING CLAIMS

APRILIA CLAIMS UNDER THE SHARE PURCHASE AGREEMENT; REQUEST FOR ARBITRATION

Pursuant to the terms, and subject to the conditions, of the Share Purchase Agreement and the Escrow Agreement relating to the sale of Moto Guzzi's operating subsidiaries, Lit. 9,375 million of the proceeds of the sale were placed into escrow.

                                     F-36


By letter dated December 21, 2000, legal counsel for Aprilia filed a claim against Centerpoint under the Share Purchase Agreement alleging (i) that it had failed to receive a resignation and release from Mr. Roeth, an executive and director of MGI Motorcycle GmbH, and (ii) that the campaign recall with respect to certain Moto Guzzi motorcycles was more critical than that forecast in the Management Date Financial Statements and August 3, 2000 letter. By letter dated February 5, 2001 Centerpoint's Italian legal counsel responded to the December 21, 2000 letter specifically denying the alleged claims and requesting that the parties meet to negotiate a release of the escrow funds, as provided for in the August 3, 2000 letter.

On June 4, 2001 Aprilia's legal counsel sent a letter to Centerpoint which reiterated the claims in its December 21, 2000 letter and alleged the following: (i) that the cost of the recall campaign was estimated by Aprilia to be approximately Lit. 4,500 million, which exceeded the Management Date Financial Statement amount with respect to the recall campaign by Lit. 2,676 million, (ii) that technical problems related to various motorcycles were likely to cost Aprilia approximately Lit. 5,308 million, and that such technical problems had not been disclosed to Aprilia in connection with the sale of the Moto Guzzi operations to Aprilia, and that Aprilia was entitled to reimbursement of such costs, (iii) that Aprilia was entitled to reimbursement of Lit. 148.5 million incurred by Aprilia in connection with the termination of Mr. Roeth, an executive of MGI Motorcycle GmbH, (iv) that Aprilia was entitled to reimbursement of Lit. 378 million in respect of unjustified credit notes issued by MGI Motorcycle GmbH in favor of dealers and distributors, and
(v) that breaches of accounting principles by Moto Guzzi North America entitled it to claims against Centerpoint in the amount of Lit. 1,100 million (collectively with (i), (ii), (iii) and(iv), the "Alleged Claims").

On July 13, 2001 Centerpoint's Italian counsel sent a letter to Aprilia's counsel contesting all of the Alleged Claims.

By letter dated July 13, 2001 Aprilia requested that IMI, the escrow agent under the Escrow Agreement, pay them Lit. 7,611 million in respect of the Alleged Claims. On July 26, 2001, in spite of being aware of Centerpoint contesting of each of the Alleged Claims and its intention to seek arbitration, IMI advised Centerpoint that it had paid Lit. 7,611 million from the escrow account to Aprilia in respect of the Alleged Claims.

Pursuant to the Share Purchase Agreement and Escrow Agreement, each of which provides that disputes among the parties be arbitrated, the Company filed with the International Arbitration Court of the International Chamber of Commerce a Request for Arbitration in Accordance with Article 4 of the ICC Rules of Arbitration relating to the Alleged Claims and the payment by IMI. Subsequent to the Company's filing, a committee was formed in Milano, Italy to hear the case. The company is requesting restitution of the Lit. 7,610 million (approximately US$3,692,000) paid to Aprilia, plus interest and costs. The Arbitration committee was constituted on November 16, 2001, and a decision is expected to be rendered within twelve to eighteen months of the original filing date.






                                     F-37




DISPUTE WITH IMI REGARDING ITS FEE

IMI, the Company's investment adviser in connection with the sale, acted as fiduciary for the closing. At the Closing, but without the prior approval, knowledge or consent of the Company, IMI was paid Lit. 11,401 million, in respect of fees and expenses claimed by IMI to be due it under its engagement letter with TRG and OAM. Since early July 2000, the Company and TRG have disputed IMI's interpretation of the calculation of the fee due it under its engagement letter, following indication by IMI of its basis of calculation. The dispute relates to the respective interpretations of the Company, TRG and IMI of the term "Total Transaction Value" as that term is used in the engagement letter. Since that time, the Company and TRG discussed and sought to negotiate with IMI concerning its alleged amount of the fee. IMI refused to engage in negotiations and did not present any calculation of the fee to the Company or TRG prior to the closing. After the closing and actual payment to IMI of the alleged fee, IMI then presented a calculation and an invoice to the Company for fees and expenses alleged by IMI to be due it under the engagement letter in the amount of Lit. 11,401 million. In addition to disputing the amount of the fee paid to IMI, the Company believes that IMI had no right to cause its fee to be deducted from the sale proceeds, as the Company was not a party to the engagement letter, and did not consent to any such deduction. On February 11, 2002 the Company brought a suit against IMI before the Civil Section of the Court of Milano, seeking reimbursement of Lit. 8,766 million (approximately US$4,253,000) of the Lit. 11,401 million (US$5,532,000) paid to IMI at the closing. The first hearing in the case is scheduled for May 27, 2002 and as at March 11, 2002 IMI has not yet filed its defenses.

5.  SUBSEQUENT EVENTS

In December 2001, the Board of the Company met to evaluate the alternative strategies and investments available to the Company. Investec Ernst & Co., who had been hired in June 2001 to assist in this process, presented to the Board their conclusions on a number of potential investments. After review of the possible investments, the Board resolved to approve the acquisition of 19,000,000 shares of Bion Environmental Technologies, Inc., a publicly-held Colorado corporation ("Bion"). Bion is an environmental service company focused on the needs of confined animal feeding operations. Bion is engaged in two main areas of activity: waste stream remediation and organic soil and fertilizer production. Bion's waste remediation service business provides confined animal feeding operations (primarily in the swine and dairy industries) with treatment for the animal waste outputs. In this regard, Bion treats their entire waste stream in a manner which cleans and reduces the waste stream thereby mitigating pollution of the air, water (both ground and surface) and soil, while creating value-added organic soil and fertilizer products. Bion's soil and fertilizer products are being used for a variety of applications including school athletic fields, golf courses and home and garden applications.

On January 15, 2002, the Company closed the transaction with Bion by purchasing 19,000,000 shares of restricted stock of Bion in exchange for approximately US$8.5 million in cash (substantially all of the Company's cash), the US$4.2 TRG Promissory Note (including accrued interest), and the assignment of 65% of the Company's claims with respect to the escrow accounts and claims against IMI. Unrestricted stock of Bion is traded on the OTC/BB market under the ticker "BION".


                                     F-38



Immediately upon consummation of this transaction, Bion purchased a 57.7% majority interest in the Company from OAM. The total consideration paid by Bion consisted of (i) US$3,700,000 in cash, (ii) the assignment of the US$4.2 million TRG Promissory Note (including accrued interest) and related loan guarantees, (iii) the assignment of the 65% interest in the Company's claims with respect to the escrow accounts and claims against IMI, (iv) the issuance of 1,000,000 shares of Bion's common stock, and (v) the issuance of a warrant to acquire 1,000,000 shares of Bion's common stock at a price of US$0.90, with expiration date of January 10, 2007.

Under the Subscription Agreement and related Registration Rights Agreement, Bion agreed among other things (i) file a with SEC a Registration Statement with respect to the Bion Shares, as soon as practicable, and within 90 days of the Company's filing with the SEC of its December 31, 2001 Form 10-K, and to use its best efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter, (ii) to use its best efforts to cause the Bion Shares to be distributed to the Company's common stockholders in a tax efficient manner in accordance with applicable law, and (iii) to use its best efforts to hold an Annual Meeting of Bion Shareholders during 2002, in accordance with its by-laws and applicable law. It is expected that the distribution will occur during the second half of calendar 2002. When that distribution occurs, approximately 11,000,000 of Bion's shares will be distributed back to Bion. Bion has advised the Company that it intends to cancel such shares.

On March 14, 2002, the Company and Bion entered in an agreement effective January 15, 2002 where the Company will pay $12,000 a month for management services, support staff and office space. In addition, Bion will advance to the Company sums needed to cure its delinquencies with the SEC, distribute Bion shares to its shareholders, to locate and acquire new business opportunities and for on-going expenses. Bion shall have no obligation to make any advances in excess of $500,000. All sums due Bion shall be evidenced by a convertible revolving promissory note. As additional consideration, Bion shall receive a warrant to purchase 1,000,000 shares of the Company's common stock at $3.00 per share until March 14, 2007.

David Mitchell, a director of the Company, is the Chairman, President, Board member and a principal stock and warrant holder of Bion. Additionally a portion of the proceeds of the Bion Investment were used to pay off US$718,485 of indebtedness of Bion owed to Mr. Mitchell.

On January 24, 2002, David Mitchell was elected as the Company's President and CEO. David Mitchell is a founder, stockholder, option holder, former CEO of the Company and currently is the only director of the Company.

Following the Bion Investment and Bion acquisition of Centerpoint Shares, all of the Company's directors, other than David Mitchell, resigned from their positions on the Company's Board of Directors. Bill Spier, one of the Company's Directors until he resigned on January 24, 2002, sits on Bion's advisory board. On January 21, 2002, Howard Chase, a director of the Company until he resigned on January 15, 2002, joined the Board of Directors of Bion.




                                     F-39


                        PRO FORMA FINANCIAL INFORMATION

The following historical and unaudited pro forma consolidated financial information gives effect to Bion Environmental Technologies, Inc. and Subsidiaries ("Bion" or the "Company") sale of 19,000,000 shares of Bion common stock to Centerpoint Corporation ("Centerpoint"), the purchase of 3,459,997 shares of Centerpoint common stock by Bion from OAM S.p.A., and the conversion of approximately $13,000,000 of Bion's debt to equity on January 15, 2002.

In preparing this pro forma data, the Company has used what it believes are reasonable methods to conform the basis of presentation of the Company's and Centerpoint's historical financial statements. Bion reports its results on June 30 year-end, whereas Centerpoint reports on a December 31 year-end.

The unaudited pro forma consolidated balance sheet as of December 31, 2001 was prepared by combining Bion's balance sheet at December 31, 2001 with Centerpoint's balance sheet at September 30, 2001, giving effect to the stock sale, merger and conversion of debt to equity as though it had been completed on December 31, 2001.

The Company has not presented pro forma income statements. With the exception of $1,624,000 of interest expense for the 12 months ended June 30, 2001 recorded by Centerpoint relating to shares of common stock issued to a related party for assistance in financing and taken as a one time charge, Centerpoint's income from continuing operations has been minimal and would not have a material effect on the pro forma financial statements.

These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial statements do not purport to represent what the results of operations or financial position of Bion would actually have been if the stock sale and related transactions had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Bion for any future period or as of any date respectively.






















                                     F-40

Unaudited Pro forma Consolidated
Balance Sheet as of December 31, 2001

                                   Bion's                                      Bion
                      Bion        Sale of                    Proforma       Purchase of                   Conversion
                     Balance     19,000,000                  Adjusted        57.67% of                   and Repayment
                      Sheet        Shares                   Centerpoint     Centerpoint     Pro forma      of all
                   December 31,   Pro forma      Pro forma  September 30,    Pro forma         Con-      Outstanding   Pro forma
                      2001      Adjustments(1)  Financing      2001 (7)     Adjustments     solidated    Bion Debt     As Adjusted
                   ------------ --------------  ----------  --------------  -----------     ----------   -----------   -----------
Assets
Current:
 Cash and cash
  equivalents           47,264     8,500,000     8,547,264       461,000     (3,700,000)(3)  5,308,264      (894,748)(5)  4,413,516
 Accounts
  receivable            11,388                      11,388                                      11,388                       11,388
 Claim receivable                  2,487,000     2,487,000                   (2,487,000)(3)          0                            0
 Investment in
  Centerpoint                                                                         0 (3)(4)
 Investment in Bion                                           14,250,000    (14,250,000)(2)          0
 Prepaid expenses        8,333                       8,333        45,000                        53,333                       53,333
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Total current
  assets                66,985    10,987,000    11,053,985    14,756,000    (20,437,000)     5,372,985      (894,748)     4,478,237
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Net property and
 equipment             159,472                     159,472                                     159,472                      159,472
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Other assets:
 Note Receivable        80,341     3,263,000     3,343,341                   (3,263,000)(3)     80,341                       80,341
 Patents, net of
  accumulated
  amortization of
  $23,193               31,753                      31,753                                      31,753                       31,753
 Deposits and
  other                135,859                     135,859                                     135,859                      135,859
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Total other assets     247,953     3,263,000     3,510,953             0     (3,263,000)       247,953             0        247,953
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Total Assets           474,410    14,250,000    14,724,410    14,756,000    (23,700,000)     5,780,410      (894,748)     4,885,662
                   ===========    ==========    ==========    ==========    ===========     ==========   ===========      =========
Liabilities and
 Stockholders'
  Deficit

Current:
 Accounts
  payable              306,524                     306,524        20,000                       326,524                      326,524
 Convertible
  bridge notes
  payable            7,193,402                   7,193,402                                   7,193,402    (7,193,402)(6)          0
 Notes payable,
  related
  parties -
  current            5,874,162                   5,874,162                                   5,874,162    (5,874,162)(5)          0
 Current portion
  of capital
  lease obli-
  gations                5,156                       5,156                                       5,156                        5,156
 Accrued expenses
  and note payable      51,678                      51,678       103,000                       154,678                      154,678
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Total current
 liabilities        13,430,922             0    13,430,922       123,000              0     13,553,922   (13,067,564)       486,358
                   ===========    ==========    ==========    ==========    ===========     ==========   ===========      =========
Long-term
liabilities:
 Long-term portion
  of capital lease
  obligations            1,974                       1,974             0                         1,974             0          1,974
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Total long-term
 liabilities             1,974             0         1,974             0              0          1,974             0          1,974
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Total
 liabilities        13,432,896             0    13,432,896       123,000              0     13,555,896   (13,067,564)       488,332
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Minority
 Interest                                                                     162,000(4)       162,000                      162,000
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Commitments and
 contingencies

Total stockholders'                                                                     (2)(3)                      (5)
 equity (deficit) (12,958,486)    14,250,000     1,291,514    14,633,000    (23,862,000)(4) (7,937,486)   12,172,816(6)   4,235,330
                   -----------    ----------    ----------    ----------    -----------     ----------   -----------      ---------
Total Liabilities
 and Stockholders'
 Equity (Deficit)      474,410    14,250,000    14,724,410    14,756,000    (23,700,000)     5,780,410      (894,748)     4,885,662
                   ===========    ==========    ==========    ==========    ===========     ==========   ===========      =========




                                     F-41



FOOTNOTES TO PRO FORMA BALANCE SHEET

1) To record Bion's sale of 19,000,000 shares of stock in consideration for cash, a note receivable, and 65% of a litigation claim receivable.

          Cash                                             $ 8,500,000
          Note receivable                                  $ 3,263,000
          Claim receivable                                 $ 2,487,000
            Stockholders' equity                              $14,250,000

2)   To eliminate Centerpoint's investment in Bion.

          Stockholders' equity                             $14,250,000
            Investment in Bion                                $14,250,000

3) To record Bion's purchase of 57.67% of Centerpoint from OAM S.p.A. in consideration for cash, a note receivable, stock, warrants, and 65% of a litigation claim receivable.

         Investment in Centerpoint                        $10,580,000
            Note receivable                                  $ 3,263,000
            Cash                                             $ 3,700,000
            Claim receivable                                 $ 2,487,000
            Stockholders' equity (i)                         $ 1,130,000

          (i) 1,000,000 shares of the Company's stock issued to OAM S.p.a. at $0.75 per share. Additionally, 1,000,000 warrants were issued to OAM S.p.a and are included in Stockholders' equity at $380,000. These warrants were valued using the Black Scholes pricing model.

4) To record the elimination of Bion's investment in Centerpoint and record the minority interest in Centerpoint's net assets.

          Stockholders' equity                             $10,742,000
            Investment in Centerpoint                        $10,580,000
            Minority interest                                $   162,000

5) To record the conversion and repayment of convertible notes payable, related parties of $4,979,414 including accrued interest of $1,280,179 into 8,378,999 shares of the Company's common stock and the payment of non-convertible debt of $894,748.

          Notes payable, related parties, - current        $ 5,874,162
            Cash                                             $   894,748
            Stockholders' equity                             $ 4,979,414

6) To record the conversion of convertible bridge notes of $7,953,321 including unamortized debt discount of $759,919 into 10,630,078 shares of the Company's common stock.

          Convertible bridge notes payable                 $ 7,193,402
            Stockholders' equity                             $ 7,193,402





                                     F-42

7) The following historical and unaudited proforma consolidated financial information gives effect to Centerpoint's purchase of 19,000,000 shares of Bion's common stock in consideration of cash, a note receivable, and 65% of a litigation claim receivable.

                                              Centerpoint
                                              Purchase of       Proforma
                              Centerpoint     19,000,000        Adjusted
                              Balance Sheet   Bion Shares      Centerpoint
                              September 30,     Proforma       September 30,
                                  2001        Adjustments         2001
                              -------------   -----------      ------------
Assets
 Current:
   Cash and cash equivalents    8,961,000    (8,500,000(B)        461,000
   Note receivable              4,263,000    (4,263,000)(A)(B)       -
   Claim receivable                                -    (A)(B)
   Investment in Centerpoint
   Investment in Bion                        14,250,000(B)     14,250,000
   Prepaid expenses                45,000                          45,000
                               ----------                      ----------
Total assets                   13,269,000                      14,756,000
                               ==========                      ==========

Liabilities and Stockholders'
 Deficit

 Current:
   Accounts payable                20,000                         20,000
   Accrued expenses and note
    payable                       103,000                        103,000
                               ----------                      ---------
Total liabilities                 123,000                        123,000

Commitments and contingencies

Total stockholders' equity
  (deficit)                    13,146,000     1,487,000(A)    14,633,000
                               ----------                     ----------
Total liabilities and
 stockholders' equity
 (deficit)                     13,269,000                     14,756,000
                               ==========                     ==========

      A) To record the realization of 65% of a litigation claim receivable and a reserve for uncollectible amounts on a note receivable.

            (ii) Claim receivable                     $2,487,000
               Reserve for uncollectible note           $1,000,000
               Stockholders' Equity                     $1,487,000







                                     F-43


      B) To record Centerpoint's purchase of 19,000,000 shares of Bion's stock.

             Investment in Bion                       $14,250,00
               Cash                                      $8,500,000
               Note receivable                           $3,263,000
               (ii) Claim receivable                     $2,487,000

ii) As partial consideration for its sale of 19,000,000 shares of common stock to Centerpoint, Bion received 65% of certain claims that Centerpoint has against Aprilia, S.p.A., an Italian corporation, the purchaser of Centerpoint's motorcycle operations ("Aprilia") and Banca di Intermediazione Mobiliare IMI S.p.A., an Italian corporation ("IMI"), the investment banker for Centerpoint in the transaction. The Aprilia claim is for funds paid to Aprilia, though disputed by the Company, from an escrow account set up for contingent liabilities for the sale of the motorcycle operations. The claim against IMI is with regard to a dispute in calculating the fee they received as investment banker in the sale of the motorcycle operations to Aprilia. The total of these two claims is approximately $7,945,000. The 65% that Bion received for the sale of its shares of common stock to Centerpoint was valued in the Bion transaction at $2,487,000. This represents a 52% discount from the full amount of the claim for an aggregate discounted value of $3,826,000. The $3,826,000 value ascribed to the claim was arrived at through an internal allocation made by Bion management based on its own evaluation of the relevant facts and circumstances and its review of a fairness opinion that was provided by an investment banking firm with regard to the transaction as a whole, and there is no assurance that this, or any, amount will ever be recovered. Bion utilized the 65% claim with a deemed value of $2,487,000 as part of the consideration paid to OAM for the purchase of 57.7% of Centerpoint's common stock. Centerpoint retained 35% of these claims. While these claims are carried on Centerpoint's books at $0 value at September 30, 2001, Centerpoint booked a gain of $2,487,000 for the sale of 65% of the claim at January 15, 2002, and will evaluate the value of the remaining 35% of the claim for the first quarter ending March 31, 2002 financial statements.

     It should be noted that court and arbitration hearings in respect of the claims are scheduled for the first half of 2002 and such hearings may provide better indications as to the likely value of the claims before Bion's fiscal year end at June 30, 2002.

     In addition, an escrow account that was set up for contingent liabilities for the sale of the motorcycle operations and eventual rights to the balance of these funds amounting to approximately $875,000 is valued on Centerpoint's books as $0. No value was ascribed to any potential claims for funds held in this escrow account as it was not considered at the time negotiations took place.









                                     F-44



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BION ENVIRONMENTAL TECHNOLOGIES, INC.



Date: April 1, 2002               By:/s/ David J. Mitchell
                                     -------------------------------------
                                     David J. Mitchell, President and
                                     Chief Executive Officer